HARBIN YINGXIA BUSINESS GROUP COMPANY, LTD.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	1

Balance Sheets at December 31, 2005 and 2004	2

Statements of Income for the years ended December 31, 2005 and 2004	3

Statements of Changes in Stockholders’ Equity for the years ended December 31, 2005 and 2004	4

Statements of Cash Flow for the years ended December 31, 2005 and 2004	5

Notes to Financial Statements	6 - 14

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
High Ridge Commons
Suites 400-403
200 Haddonfield Berlin Road
Gibbsboro, New Jersey 08026
(856) 346-2828 Fax (856) 346-2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Harbin Yingxia Business Group Company, Ltd.
Harbin, PRC

We have audited the accompanying balance sheets of Harbin Yingxia Business Group Company, Ltd, as of December 31, 2005 and 2004 and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbin Yingxia Business Group Company, Ltd., as of December 31, 2005 and 2004 and the results of its operations, changes in stockholders’ equity, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Bagell Josephs, Levine & Company, LLC

Bagell Josephs, Levine & Company, LLC
Gibbsboro, New Jersey

May 8, 2006

HARBIN YINGXIA BUSINESS GROUP CO., LTD.
BALANCE SHEETS
DECEMBER 31,

ASSETS

Current assets:	2005	2004
Cash and cash equivalents	$34,903	$75,916
Accounts receivable - net of allowance for doubtful accounts
of $177,548 and $338,670, respectively	676,717	86,993
Inventory	182,908	1,512,639
Prepaid expenses	4,022	-
Advances to suppliers	3,955,411	1,815,824
Total Current Assets	4,853,961	3,491,372

Property and equipment, net of accumulated depreciation of
$1,783,645 and $1,434,542, respectively	5,139,729	4,820,563

Other assets:
Construction in progress	4,712,389	4,055,497
Other receivables	3,105,792	2,829,754
Total other assets	7,818,181	6,885,251

Total Assets	$17,811,871	$15,197,186

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$499,833	$583,243
Unearned revenue	-	56,185
Taxes payable	2,934,115	1,417,978
Accrued expenses and other payables	858,427	61,636
Note payable - current portion	210,652	102,700
Total Current Liabilities	4,503,027	2,221,742

Long-term liabilities:
Note payable - net of current portion	-	102,701
Total Long-term Liabilities	-	102,701

Total Liabilities	4,503,027	2,324,443

Commitments and Contingencies	-	-

Stockholders' Equity
Common stock, $0.001 par value, 100,000,000 shares authorized;
85,000,000 shares in 2005 & 2004 issued and outstanding;	85,000	85,000
Additional paid-in-capital	7,273,271	7,254,470
Accumulated other comprehensive income	359,819	2,454
Retained earnings	5,590,754	5,530,819
Total Shareholders' Equity	13,308,844	12,872,743

Total Liabilities and Stockholders' Equity	$17,811,871	$15,197,186

The accompanying notes are an  integral part of these financial statements.

HARBIN YINGXIA BUSINESS GROUP CO., LTD.
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31,

	2005	2004
Revenues	$6,184,469	$4,662,062

Cost of Goods Sold	3,002,989	1,905,492

Gross Profit	3,181,480	2,756,570

Operating Expenses
Selling, general and administrative	422,318	702,883

Income before other Income and (Expenses)	2,759,162	2,053,687

Other Income and (Expenses)
Economic development grant	24,413	-
Interest income	316	601
Other income	122	-
Interest expense	(4,754)	(7,394)
Other expense	(45,407)	-

Total other income and (expenses)	(25,310)	(6,793)

Income Before Income Taxes	2,733,852	2,046,894

Provision for Income Taxes	893,907	675,474

Net Income	$1,839,945	$1,371,420

Basic and diluted income per common share	$0.02	$0.03

Weighted average number of common shares	85,000,000	40,512,022

The accompanying notes are an  integral part of these financial statements.

HARBIN YINGXIA BUSINESS GROUP CO., LTD.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common Stock par value$.0001		Additional Paid in	Accumulated Other Comprehensive	Retained
	Shares	Amount	Capital	Income	Earnings	Total

Balance, December 31, 2003	37,110,000	$37,110	$4,446,290	$1,982	$4,159,399	$8,644,781

Issuance of common stock for cash	47,890,000	47,890	2,808,180			2,856,070

Net income for the year					1,371,420	1,371,420

Foreign currency translation adjustment				472		472

Balance December 31, 2004	85,000,000	85,000	7,254,470	2,454	5,530,819	12,872,743

Additional capital contributed			18,801			18,801

Net income for the year					1,839,945	1,839,945

Dividend paid					(1,780,010)	(1,780,010)

Foreign currency translation adjustment				357,365		357,365

Balance December 31, 2005	85,000,000	$85,000	$7,273,271	$359,819	$5,590,754	$13,308,844

The accompanying notes are an  integral part of these financial statements.

HARBIN YINGXIA BUSINESS GROUP CO., LTD.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2005	2004
Cash Flows From Operating Activities:
Net income	$1,839,945	$1,371,420
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	317,186	937,881
-		-

Effect of exchange rate changes on cash and cash equivalents	234,632	352

Changes in operating assets and liabilities:
Accounts receivable	(589,724)	(70,881)
Inventory	1,329,731	(982,191)
Other receivable	(276,038)	(1,737,262)
Advances to suppliers	(2,139,587)	(448,580)
Prepaid expenses	(4,022)	-
Accounts payable	(83,410)	(23,494)
Taxes payable	1,516,137	1,113,900
Unearned revenue	(56,185)	49,686
Accrued expenses and other payables	796,791	51,315

Cash provided by operating activities	2,885,456	262,146

Cash Flows From Investing Activities:
Purchase of property and equipment	(508,368)	(1,051,983)
Additions to construction in process	(656,892)	(2,217,748)

Cash used in investing activities	(1,165,260)	(3,269,731)

Cash Flows From Financing Activities
Proceeds from capital contribution	18,801	2,856,070
Dividend declared	(1,780,010)	-

Cash provided by (used in) financing activities	(1,761,209)	2,856,070

(Decrease) in cash and cash equivalents	(41,013)	(151,515)

Cash and Cash Equivalents - Beginning of year	75,916	227,431

Cash and Cash Equivalents - Ending of year	$34,903	$75,916

The accompanying notes are an  integral part of these financial statements.

HARBIN YINGXIA BUSINESS GROUP CO., LTD.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

Supplemental disclosures of cash flow information
During the year, cash was paid for the following:
Interest	$4,754	$7,394
Taxes	$7,150	$44,619

Non-cash supplemental cash flow information
In 2005, the Company exchanged $991,611 worth of fixed assets that were purchased in 2004 but never put into use because of
quality concern.	$991,611	$-

The accompanying notes are an  integral part of these financial statements.

HARBIN YINGXIA BUSINESS GROUP COMPANY, LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

1. DESCRIPTION OF THE COMPANY

Harbin Yingxia Business Group Co., Ltd. (the “Company” or “Harbin Yingxia”) was incorporated in People’s Republic of China (the “PRC” or “China”) in 1998.

Harbin Yingxia is primarily engaged in the manufacturing and marketing of organic agricultural products, nutritional health food products and other personal care products. The Company’s major lines of products include organic food and produce, nutritional supplements, health care products and skin and beauty care products.

2. BASIS OF PREPARATION

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flow, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivables

Accounts receivables are stated at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts. The allowance is calculated based upon the evaluation and the level of past due accounts and the relationship with and the economic status of the customers. An allowance for doubtful accounts has been established in the amounts of $276,678 and $368,670 for the years ended December 31, 2005 and 2004, respectively.

HARBIN YINGXIA BUSINESS GROUP COMPANY, LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Inventories

Inventories are valued at the lower of cost or market with cost determined on a first-in first-out basis.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of 5-10 years.

Advance to suppliers

Advance to suppliers represent the payments made and recorded in advance for goods and services. Advances were also made for the purchase of the materials and equipment of the Company’s construction in progress. The final phase of the construction is not completed. As such, no amortization was made for the years ended December 31, 2005 and 2004.

Income taxes

The Company accounts for income tax under the provisions of SFAS No.109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognized for all significant temporary differences between tax and financial statements bases of assets and liabilities. Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Revenue recognition

The Company utilizes the accrual method of accounting. Revenue is recognized when merchandise is shipped and title passes to the customers and collection is reasonably assured.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC. Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Concentration of credit risk (Continued)

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments legal environments and foreign currency exchange.

The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Fair value of financial instruments

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, other receivables, accounts payable, accrued expenses, taxes payable, notes payable and other loans payable approximate fair value due to the short-term nature of these items. The carrying amounts of bank borrowings approximate the fair value based on the Company's expected borrowing rate for debt with similar remaining maturities and comparable risk.

Foreign currency translation

The Company’s functional currency is the Renminbi (“RMB”). Foreign currency transactions are translated at the applicable rates of exchange in effect at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. Revenues and expenses are translated at the average exchange rates in effect during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated Other Comprehensive Income". Gains and losses resulting from foreign currency translations are included in Accumulated Other Comprehensive Income.

Earnings per share

Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no common stock equivalents available for dilution purposes as of December 31, 2005 and 2004.

New accounting pronouncements

Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities ("VIE")" ("FIN 46"), was issued in January 2003. FIN 46 requires that if an entity is the primary beneficiary of a variable interest entity, the assets, liabilities and results of operations of the variable interest entity should be included in the consolidated financial statements of the entity. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. In December 2003, the Financial Accounting Standards Board ("FASB") completed deliberations on proposed modifications to FIN 46 and re-issued FIN 46 ("Revised Interpretation") resulting in multiple effective dates based on the nature as well as the creation date of the VIE. VIEs created after January 31, 2003 but prior to January 1, 2004 may be accounted for either based on the original interpretation or the Revised Interpretation. The adoption of these interpretations had no impact on the Company's results of operation or financial position.

In December 2004, the FASB issued FAS No. 123 (Revised 2004) "Share-Based Payment" ("SFAS No. 123R"). FAS No. 123R addresses all forms of share-based payment ("SBP") awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. FAS No.123R will require the Company to expense SBP awards with compensation cost for SBP transactions measured at fair value. On March 29, 2005, the SEC issued Staff Accounting Bulletin (SAB) 107 which expresses the views of the SEC regarding the interaction between FAS No. 123R and certain SEC rules and regulations and provides the SEC's views regarding the valuation of share-based payment arrangements for public companies. In April 2005, the SEC issued a release which amends the compliance dates for FAS No. 123R. We expect the adoption of FAS No. 123R and SAB 107 to have a material impact on the Company's financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections". FAS No. 154 replaces APB Opinion No. 20 "Accounting Changes" and FAS No. 3, "Reporting Accounting Changes in Interim Financial Statements". FAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. We do not expect the adoption of SFAS No. 154 to have any impact on the Company's financial statements.

4. INVENTORIES

	2005	2004
Packing Materials	$$118	$4,127
Finished Goods	182,790	1,508,512
Total	$$182,908	$1,512,639

No allowance for inventories was made for the years ended December 31, 2005 and 2004.

5. PROPERTY AND EQUIPMENT, NET

	2005	2004
Machinery & Equipment	$2,478,197	$1,601,118
Automobiles	94,603	49,495
Cactus Seedlings	4,350,574	4,604,492
Total	6,923,374	6,255,105

Less: Accumulated Depreciation	(1,783,645)	(1,434,542)

Property & Equipment, net	$5,139,729	$4,820,563

Depreciation expenses for the years ended December 31, 2005 and 2004 were $312,432 and $937,881, respectively. Any variance in the annual totals is attributable to the change in the effective translation rate in to US dollars from the Chinese RMB.

6. OTHER RECEIVABLES

Other receivables included due from related parties and affiliates.

Related parties include officers, directors and more than 5% shareholders of the Company. Affiliates include the companies with common ownership of the Company’s major shareholders and/or companies owned by officers’ relatives.

The details of the other receivables are as follows:

	2005	2004
Due from related party	$793,968	$683,903
Due from affiliates	2,311,824	2,145,851
Total other receivables	$3,105,792	$2,829,754

7. CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction or acquisition and design fees incurred for the Company’s new plant and equipment. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for its intended use.

For the years ended December 31, 2005 and 2004, the costs involved with construction in progress amounted to $4,712,389 and $4,055,497, respectively.

8. NOTE PAYABLE

In 2003, the Company received a long-term loan from Harbin Forestry Bureau for promotion of the organic agricultural products. The loan is for a three-year term, maturing October 31, 2006. Pursuant to the loan agreement, the total interest expense associated with this loan was set at $17,253, which was prepaid and directly deducted from the principal loan. The prepaid interest expenses are amortized over three years.

The Company did not make the first repayment as scheduled in 2005 because a possible forgiveness of the debt was proposed by Harbin Forestry Bureau. However, no specific agreement has been reached as of the date of this report.

As of December 31, 2005 and 2004, the notes payable consist of the following:

	2005	2004
Note payable - current portion	$210,652	$102,700
Note payable - non-current portion	- 0 -	102,701
Total note payable	$210,652	$205,401

The change in the carrying value from 2004 to 2005 is due to the fluctuation in the exchange rate from the Chinese currency (RMB) to the US dollar.

9. INCOME TAXES

The Company is governed by the Income Tax Law of the People’s Republic of China concerning the private-run enterprises, which are subject to tax at a statutory rate of 33% (30% state income tax plus 3% local income tax) on its taxable income.

The provisions for income taxes for the years ended December 31, 2005 and 2004 are as follows:

PRC only:	2005	2004
Current	$893,907	$675,474
Deferred	- 0 -	- 0 -
Total	$893,907	$675,474

There is a tax payable of $2,934,115 accrued in the Company’s book as of December 31, 2005, including the income tax liability as well as the value-added tax (“VAT”) liability. Although the likelihood of paying those taxes is still in question, the Company has not reserved the fund to pay the taxes when they become due.

10. OFF-BALANCE ARRANGEMENT

On August 24, 2004, the Company was listed on Henan Property Rights Exchange Center in China, after being approved by Beijing Property Rights Exchange Commission, for the possibility of trading some of its property rights. Since its listing, no rights were sold or exchanged hands. Therefore, the Company’s ownership structure remains unchanged. To date, the Company has not encountered any material costs and the financial statements have not been affected as result of such arrangement.

11. PROFIT APPROPRIATIONS

Pursuant to the laws of People’s Republic of China, the Company is required to maintain certain statutory reserves by appropriating from its after-tax profit before declaration or payment of dividends. The reserves, which include a general reserve fund and a common welfare fund, form part of the equity of the Company. The general reserve fund requires annual appropriations of at least 10% of after-tax profit (as determined under PRC GAAP); the common welfare fund appropriations are at the Company’s discretion. The appropriation to statutory reserve ceases when the balances of the reserve reach 50% of the registered capital of the Company.

11. PROFIT APPROPRIATIONS (Continued)

The following represents the appropriations made for the years ended December 31:

	2005	2004
General Reserve	$264,569	$136,564
Common Welfare Reserve	132,284	68,282
Total	$396,853	$204,846

12. STOCKHOLDERS’ EQUITY

On November 3, 2005, the Company’s Board of Directors approved a plan to declare dividends on common stock of $0.0209413 per share. The dividends were paid on December 23, 2005 in the total amount of $1,780,010 to shareholders of record at the close of business. This dividend payout was reflected in the Stockholders’ Equity section of the balance sheet as a reduction to the retained earnings.

13. COMMITMENTS AND CONTINGENCIES

The Chinese market in which the Company operates poses certain macro-economic and regulatory risks and uncertainties. These uncertainties extend to the ability of the Company to operate a health food business, and to market its products, in the People’s Republic of China. Though the People’s Republic of China has, since 1978, implemented a wide range of market-oriented economic reforms, continued reforms and progress towards a full market-oriented economy are uncertain. Some restrictions are currently in place or are unclear in the health food industry. The Company’s legal structure and scope of operations could be subjected to restrictions that could result in severe limits to the Company’s ability to conduct business in China.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China, the central bank of China. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

The Company anticipates being a part of a reverse merger in the second quarter of 2006 and become a publicly traded company.

AGRONIX, INC., AND SUBSIDIARIES
UNUADITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
DECEMBER 31, 2005

AGRONIX, INC., AND SUBSIDIARIES

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

PAGE(S)

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	1

Balance Sheet - December 31, 2005	2

Statement of Income for the year ended December 31, 205	3

Notes to Financial Statements	4

AGRONIX, INC. AND SUBSIDIARIES
INTRODUCTION TO UNAUDITIED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

On January 8th, 2006,  WARNER NUTRACEUTICAL INTERNATIONAL, INC., a Delaware corporation (the “Company”) (which is the Parent to Harbin Yingxia) transacted a share exchange with the  shareholders of Harbin Yingxia Business Group (HYB) to acquire 100% of the share capital of HYB. Ms. Yingxia Jiao with 76.52% of HYB, Mr. Lanting Deng with 17.8% of HYB, and Mr. Lixue Deng with 5.68% of HYB exchanged their shares for 4,955 shares, 1,496 shares, and 475 shares in the Company respectively. There are a total of 10,000 issued and outstanding shares in the Company.

On May 12, 2006, AGRONIX, INC., a Florida Corporation (“Parent”), AGRONIX ACQUISITION CORP., a Florida corporation (“Acquisition Corp.”), which is a wholly-owned subsidiary of Parent, and WARNER NUTRACEUTICAL INTERNATIONAL, INC. entered in a Merger Agreement.  The mechanics of the transaction call for the merger of Acquisition Corp. into the Company, which will be the surviving company.  The Acquisition Corp. will disappear and the Company will become a wholly owned subsidiary of AGRONIX, whose name will be changed to WARNER NUTRACEUTICAL INTERNATIONAL, INC.

The acquisition will be accounted for under the purchase method of accounting. Accordingly, Agronix, Inc., and Subsidiaries will be treated as the continuing entity for accounting purposes, with consolidated subsidiaries.

The accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 2005 has been presented with consolidated subsidiaries at December 31, 2005. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2005 have been presented as if the acquisition had occurred January 1, 2005.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

1

AGRONIX, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2005

ASSETS
		Warner Nutraceutical			(1)
	Agronix, Inc.	International, Inc.	Note	Adjustments	Pro Forma

CURRENT ASSETS
Cash and cash equivalents	$4,371	$34,903			$39,274
Accounts Receivable	11,102	676,717			687,819
Inventory	-	182,908			182,908
Advances to suppliers	-	3,955,411			3,955,411
Prepaid expense	6,179	4,022			10,201

Total current assets	21,652	4,853,961		-	4,875,613

Property and equipment, net	438	5,139,729			5,140,167

Construction in progess	-	4,712,389			4,712,389
Other receivables	-	3,105,792			3,105,792

TOTAL ASSETS	$22,090	$17,811,871		$-	$17,833,961

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$684,478	$499,833			$1,184,311
Accrued liabilities & other payables	-	858,427			858,427
Due to related party	63,440	-			63,440
Tax payable	-	2,934,115			2,934,115
Short term loan	-	210,652			210,652

Total current liabilities	747,918	4,503,027		-	5,250,945

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock class A, $.001 par, 1,473650 authorized, 1,473,649 shares			A	1,474	1,474
issued and outstanding
Common stock, $0.001 par value; 100,000,000 shares authorized;
100,000,000 shares issued and outstanding	45,188	85,000	A	(30,188)	100,000
Additional paid-in capital	6,407,211	7,273,271	A	(7,149,513)	6,530,969
Accumulated other comprehensive income	-	359,819			359,819
Deficit accumulated during development stage	(7,178,227)	-	A	7,178,227	-
Retained earnings	-	5,590,754			5,590,754

Total stockholders' equity (deficit)	(725,828)	13,308,844		-	12,583,016

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$22,090	$17,811,871		$-	$17,833,961

The accompanying notes are an  integral part of these financial statements.

2

HARBIN YINGXIA BUSINESS GROUP CO., LTD.
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31,

	2005	2004
Revenues	$6,184,469	$4,662,062

Cost of Goods Sold	3,002,989	1,905,492

Gross Profit	3,181,480	2,756,570

Operating Expenses
Selling, general and administrative	422,318	702,883

Income before other Income and (Expenses)	2,759,162	2,053,687

Other Income and (Expenses)
Economic development grant	24,413	-
Interest income	316	601
Other income	122	-
Interest expense	(4,754)	(7,394)
Other expense	(45,407)	-

Total other income and (expenses)	(25,310)	(6,793)

Income Before Income Taxes	2,733,852	2,046,894

Provision for Income Taxes	893,907	675,474

Net Income	$1,839,945	$1,371,420

Basic and diluted income per common share	$0.02	$0.03

Weighted average number of common shares	85,000,000	40,512,022

The accompanying notes are an  integral part of these financial statements.

3

AGRONIX, INC., AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 2005 and the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2005, to reflect the proposed combination of Agronix, Inc., and Warner Nutraceutical International Inc.

A.	To record the issuance of stock and recapitalization of the Company.

4